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Exhibit 10.11     FINANCIAL ADVISORY AGREEMENT, DATED FEBRUARY 8, 1999, BETWEEN
                  COMTREX SYSTEMS CORPORATION AND ALVIN L. KATZ


                          FINANCIAL ADVISORY AGREEMENT

         AGREEMENT made as of this 8th of February, 1999, by and between Comtrex Systems Corporation (the "Company") and Alvin L. Katz (the"Consultant").

         WHEREAS, the Consultant is engaged in the business of providing financial consulting and business advisory services; and

         WHEREAS, the Company desires to engage the Consultant as a financial advisor and to provide investment banking services for the period set forth herein and the Consultant desire to perform such services for the Company upon the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing and of the covenants and conditions contained herein, the parties hereby agree as follows:

         1. Engagement. The Company hereby engages the Consultant to provide financial consulting and business advisory services hereinafter described, and the Consultant hereby accept such engagement, both upon the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall commence on the execution of this Agreement and shall continue for a two year period. Nothing contained herein shall relieve the Company from liability for approved expenses incurred by the Consultant hereunder.

         3. Duties. During the term of its engagement hereunder, the Consultant shall, as described below, serve and advise the Company in connection with the Company's general financial and operational needs, the market for its securities, potential mergers and acquisitions and other areas in which the Consultant's expertise will be beneficial to the Company. The Consultant shall review the Company's present operations and plans, its status in the financial community and the nature and extent of the market for its currently traded securities.

         4. Compensation. For their services hereunder and in consideration of the payment of $100, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company shall grant to the Consultant (i) two year warrants to purchase an aggregate 40,000 shares of the Company's Common Stock exercisable at $1.00 per share, (ii) three year warrants to purchase an aggregate 40,000 shares of the Company's Common Stock exercisable at $1.50 per share, and (iii) three year warrants to purchase an aggregate 40,000 shares of the Company's Common Stock exercisable at $3.00 per share. All of the foregoing warrants shall be immediately exercisable.

         5. Expenses. The Company shall pay or reimburse the Consultant for all reasonable expenses paid or incurred by the Consultant in connection with the performance of its duties hereunder upon proper presentation of expense statements, receipts or vouchers. Not in limitation of the above, the Consultant shall be reimbursed for all extraordinary expenses incurred on behalf of the Company, and at the Company's request, including airfare and other travel expenses, printing, accounting and/or legal expenses. Any expenses in excess of $500, in the aggregate during a one month period, shall be pre-approved in writing by the Company.

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         6. Confidentiality. The Consultant shall not, during or after the term of this Agreement, utilize for itself or disclose to any other person or entity any confidential information of the Company for any reason or purpose whatsoever, except as required in the performance of its duties hereunder, and as approved in writing by the Company.

         7. Independent Contractor. The Consultant is engaged by the Company only for the purpose and to the extent required in this Agreement, and the Consultant's relationship to the Company shall, during the period of this Agreement, be that of an independent contractor.

         8. Indemnification. In consideration of Consultant' services provided hereunder, the Company agrees to indemnify and hold harmless Consultant against all claims, liabilities or expenses arising out of its performance hereunder, unless Consultant's conduct has been found to constitute gross negligence or willful misconduct in a final judgment by a court of competent jurisdiction. This indemnification, however, shall not relate to any acts of the Consultant which have not been authorized by the Company.

         9. Notices. All notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given if hand delivered or mailed by registered or certified mail, return receipt requested:

         To Consultant:                 Alvin L. Katz
                                        301 North Birch Road
                                        Ft. Lauderdale, FL 33304-4211

         To the Company:                Comtrex Systems Corporation
                                        102 Executive Drive
                                        Suite 1
                                        Moorestown, NJ 08057-4224
                                        Attn. Jeffrey C. Rice, President and CEO
         10. Miscellaneous.

         a. This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties.

         b. This Agreement shall be governed under and construed in accordance with the laws of the State of New Jersey. Section headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

         c. Neither party may assign this Agreement without the prior written consent of the other party.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



COMTREX SYSTEMS CORPORATION



By: /s/_______________________
         Jeffrey C. Rice
         President and CEO



CONSULTANT



    /s/_______________________
         Alvin L. Katz


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